Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-1718 on Form S-8, and Registration Statement File No. 333-23575 on Form S-3.


                                   ARTHUR ANDERSEN LLP


Chicago, Illinois
March 28, 1997